LEE ENTERPRISES, INCORPORATED
                          AND WHOLLY-OWNED SUBSIDIARIES

                     EXHIBIT 21 - WHOLLY-OWNED SUBSIDIARIES
                            AND ASSOCIATED COMPANIES

                                                                 Percentage of
                                                               Voting Securities
                                        State of Organization        Owned
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Lee Enterprises, Incorporated                  Delaware            Parent
Lee Technical Systems, Inc.                    Iowa                100%
Lee Consolidated Holdings Co.                  South Dakota        100%
New Mexico Broadcasting Company, Inc.          New Mexico          100%
Accudata, Inc.                                 Iowa                100%
Target Marketing Systems, Inc.                 Iowa                100%
Journal-Star Printing Co.                      Nebraska            100%
Madison Newspapers, Inc.                       Wisconsin            50%
Oregon News Media, Inc.                        Delaware            100%
Pacific Northwest Publishing Group, Inc.       Delaware            100%
Nevada Media, Inc.                             Delaware            100%
Nickel of Medford, Inc.                        Oregon              100%
Klamath Falls Basin Publishing, Inc.           Oregon              100%
Davill, Inc.                                   Washington          100%
KMAZ, L.P.                                     Texas               100%
INN Partners, L.C. d/b/a
  International Newspaper Network              Iowa                 81% *

Broadcast entities sold on October 1, 2000:
  KOIN-TV, Inc.                                Delaware            100%
  SJL of Kansas Corp.                          Kansas              100%
  IBS/Lee Partners LLC                         Delaware             50%
  LINT Co.                                     South Dakota        100%
  Topeka Television Corp.                      Missouri            100%
  Wichita License Subsidiary Corp.             Delaware            100%
  Topeka License Subsidiary Corp.              Delaware            100%

* Increased to 81% effective October 2, 2000.